UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 5, 2019

Qualys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35662	77-0534145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

919 East Hillsdale Boulevard

Foster City, California 94404

(Address of principal executive offices, including zip code)

(650) 801-6100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	QLYS	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 6, 2019, Qualys, Inc. (the “Company”) notified Nasdaq that, as a result of Jason Ream’s resignation on June 5, 2019 from the Company’s Board of Directors (the “Board”), as described in Item 5.02 of this Current Report on Form 8-K, the Company was no longer in compliance with Nasdaq Listing Rule 5605(c)(2)(A), which requires the Company’s Audit Committee to be composed of at least three independent directors. The resignation of Mr. Ream has left the Company’s Audit Committee with only two independent directors. Pursuant to Nasdaq Listing Rule 5605(c)(4)(B), the Company is entitled to a cure period to regain compliance with Listing Rule 5605(c)(2)(A), which cure period will expire on December 2, 2019.

The Board expects to be compliant with the Audit Committee composition requirements of Nasdaq Listing Rule 5605(c)(2)(A) by or before the end of the cure period.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On June 5, 2019, Jason Ream resigned from the Company’s Board. Mr. Ream’s resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 7, 2019, the Company held its 2019 annual meeting of stockholders (the “Annual Meeting”). Present at the Annual Meeting in person or by proxy were holders of 35,882,833 shares of the Company’s common stock, or approximately 91.7% of the total shares entitled to vote. The voting results for each of the proposals considered at the Annual Meeting are provided below.

Proposal One – Election of Directors. The following nominees were elected as Class I directors to serve until the Company’s 2022 annual meeting of stockholders or until their respective successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Sandra E. Bergeron	32,274,464	1,103,522	2,504,847
Kristi M. Rogers	32,725,761	652,225	2,504,847

The Company’s Board of Directors is comprised of six members who are divided into three classes with overlapping three-year terms. The term of the Company’s Class II directors, Patricia Hatter and General Peter Pace, will expire at the Company’s 2020 annual meeting of stockholders. The term of the Company’s Class III directors, Philippe F. Courtot and Jeffrey P. Hank, will expire at the Company’s 2021 annual meeting of stockholders.

Proposal Two – Ratification of the Appointment of Independent Registered Public Accounting Firm. The appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2019 was ratified.

Votes For	Votes Against	Abstentions
35,681,555	194,601	6,677

Proposal Three – Advisory Approval of Executive Compensation. The stockholders cast their votes with respect to the advisory vote to approve the compensation of the Company’s named executive officers as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 22, 2019, as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
32,452,349	898,014	27,623	2,504,847

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALYS, INC.

By:	/s/ Philippe F. Courtot
Philippe F. Courtot Chairman, President and Chief Executive Officer

Date: June 10, 2019